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                                                                    EXHIBIT 23.3

                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS


The Intercept Group, Inc.
Norcross, Georgia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 22, 1998, relating to the financial statements of Item Processing of America, Inc. appearing in The Intercept Group, Inc.'s Report on Form 8-K/A dated January 13, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP
----------------------------

Miami, Florida

January 21, 2000